GLOBAL CASINOS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 5, 2007

The Annual Meeting of Shareholders of Global Casinos, Inc. (the "Company") will be held at 1507 Pine Street, Boulder, CO  80302 on January 5, 2007 at 10:00 o'clock a.m. local time for the purpose of considering and voting upon the following:

1.	To elect two (2) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2.	To ratify our selection of our independent certified public accountants.

3.

To ratify the proposal to adopt and approve a reverse split, up to a ratio of one-for-five (1-for-5), of the issued and outstanding shares of our common stock and issued and outstanding options, warrants and other rights convertible into shares of our common stock, all at the discretion of our Board of Directors to be implemented in the future as and when determined by our Board of Directors; and

4.	Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement.  Only holders of outstanding shares of the Company's common stock of record at the close of business on November 30, 2006 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended June 30, 2006, is being mailed to shareholders concurrently with our Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.  Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders.  If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

GLOBAL CASINOS, INC.

____________________________________ Pete Bloomquist, Secretary

GLOBAL CASINOS, INC.

PROXY SOLICITED ON BEHALF OF THE COMPANY

The undersigned hereby constitutes and appoints Clifford L. Neuman or ____________________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Global Casinos, Inc (the "Company") to be held at 1507 Pine Street, Boulder, CO  80302 on January 5, 2007 at 10:00 o'clock a.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

(1)	FOR _______________	WITHHOLD AUTHORITY _____________

To elect all of the nominees listed below:
Clifford L. Neuman, Pete Bloomquist

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name below)

_____________________________________________________________

(2)	FOR __________	AGAINST __________	ABSTAIN ___________

To ratify our selection of our independent public accountants

(3)	FOR __________	AGAINST __________	ABSTAIN ___________

To ratify the proposal to adopt and approve a reverse split up to a ratio of one-for-five (1-for-5), of the issued and outstanding shares of our common stock and issued and outstanding options, warrants and other rights convertible into shares of our common stock, all at the discretion of our Board of Directors to be implemented in the future as and when determined by our Board of Directors

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 & 3 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above.  Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

 (PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

Date _______________________________________, 2006

_______________________________________________ Name (please type or print)

_______________________________________________ Signature

_______________________________________________ Signature, if held jointly

Please sign exactly as name appears to the left.  When shares are held by joint tenants, both should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporation name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

GLOBAL CASINOS, INC.

5455 Spine Road, Suite “C”

Boulder, CO  80301

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished to the shareholders of Global Casinos, Inc. (respectively, the "Global Shareholders" and "Global" or the "Company") in connection with the solicitation by Global of proxies to be used at the Annual Meeting of Global Shareholders on January 5, 2007 (the "Annual Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment thereof.  When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Annual Meeting, and where a choice has been specified on a proxy, will be voted in accordance with such specification.  If no choice is specified on a proxy, the shares it represents will be voted

*	FOR the election of two (2) Directors;

*	FOR the ratification of Schumacher & Associates, Inc. as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2007;

*

FOR the proposal to adopt and approve a reverse split, up to a ratio of one-for-five (1-for-5), of the issued and outstanding shares of our common stock and issued and outstanding options, warrants and other rights convertible into shares of our common stock, all at the discretion of our Board of Directors to be implemented in the future as and when determined by our Board of Directors; and

according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Annual Meeting or any adjournment thereof.

        In the event the Annual Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Annual Meeting.  At the adjourned meeting, any business may be transacted which might have been transacted at the original Annual Meeting.

ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.  IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

        This Statement is being mailed on or about December 4, 2006, to Global Shareholders eligible to vote at the Annual Meeting.  Concurrently with the mailing of this Statement, Global is furnishing to its shareholders Global’s Annual Report on Form 10-KSB for its fiscal year ended June 30, 2006.

        Global is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail.  The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Global Shareholders and brokers by one or more of the Directors or by Officers or employees of Global.  Global may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions.  As of the date of this mailing, however, Global has not made any contracts or arrangements for such solicitations; hence they cannot identify any parties or estimate the cost of such solicitation.

        Only Global Shareholders of record as of the close of business on November 30, 2006 (the "Record Date"), will be entitled to vote at the Annual Meeting.  Representation of a majority of Global’s shares of common stock outstanding on the Global Record Date, either in person or by proxy, constitutes a quorum for the Annual Meeting.  When a quorum is present, the vote by a plurality of the shares represented at the Meeting shall decide the election of directors; and on all other matters, a proposal will be ratified if votes in favor of the proposal are greater than votes against the proposal.  As of the Record Date, Global had outstanding 5,152,907 shares of common stock, with each share being entitled to one vote.

THE ANNUAL MEETING

        The Board is furnishing this Proxy Statement and the accompanying proxy to shareholders of Global as part of the solicitation of proxies for use at the Meeting.  This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of Global on or about December 4, 2006.

Date, Time and Place of Meeting

        The Meeting will be held at Temple-Bowron House, 1507 Pine Street, Boulder, CO  80302 on January 5, 2007 at 10:00 a.m. local time.

Matters to be Considered

        The purpose of the Meeting is to consider and vote upon the following matters:

*	to elect two (2) Directors;

*	to ratify Schumacher & Associates, Inc. as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2007; and

*

to ratify and approve a reverse stock split to be implemented at the discretion of the Board of Directors, of up to a ratio of one-for-five (1-for-5) (the “Reverse Split”) (every five shares of the Company's common stock will be combined into one share)

        Management of Global does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement.  If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

        The Board has fixed the close of business on November 30, 2006, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting.  As of the Record Date, there were approximately ____ shareholders of record of Global common stock and 5,152,907 shares of Global common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

        The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum.  Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Broker non-votes will not be considered present at the meeting for purposes of determining a quorum.

Required Vote

        Directors shall be elected by a plurality of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors.  On all other matters presented to a vote of the shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives more votes in favor of such proposal than are cast against such Proposal.  Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters.  With respect to a broker non-vote on the Proposal, such shares will not be considered present at the Meeting, and will not be counted in the voting with respect to such matter.

        The officers and directors of Global have indicated that they intend to vote their shares FOR each director.  These individuals own shares representing a total of 441,694 shares, or approximately 8.6% of the total number of shares of Global common stock outstanding as of the Record Date.

Proxies

        All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies.  If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxyholder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting.  Global knows of no other matters other than as described in the Notice of Annual Meeting that are to come before the Meeting.  If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

        A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of Global at our principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of Global at our principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

        The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by Global.  In addition to solicitation by mail, the directors, officers, and employees of Global may solicit proxies from shareholders by telephone or in person.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to Global shareholders.  Global may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

SUMMARY OF PROPOSALS TO BE DECIDED AT THE ANNUAL MEETING

        The following summary only highlights selected information from this document and may not contain all of the information that is important to you. To understand each Proposal fully, you should carefully read this entire document.

        1.         Proposal No. 1 - Election of Directors. The Directors of the Company have voted to nominate two (2) Directors for election to hold office until the next Annual Meeting of the Shareholders and until their successors are elected and qualified.  The persons named in the accompanying form of Proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the following nominees:

1.	Clifford L. Neuman

2.	Pete Bloomquist

          All nominees have consented to stand for election and to serve if elected.  If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

        2.        Proposal No. 2 - Selection of Independent Registered Public Accounting Firm for the Company.  The Board of Directors of the Company has approved the selection of the firm of Schumacher & Associates, Inc. as independent accountants for the Company for the fiscal year ending June 30, 2007.  Schumacher & Associates, Inc., examined and reported on the financial statements of the Company for the fiscal years ended June 30, 2006.  Stark Winter Schenkein & Co., LLP examined and reported on the financial statements of the Company for the fiscal years ended June 30, 2005 and June 30, 2004 as well as provided services related to filings made with the Securities and Exchange Commission until June 9, 2006.  The selection of Schumacher & Associates, Inc. is hereby being submitted to the shareholders for ratification at the Annual Meeting.

       3.      Proposal No. 3 - Approval of a Reverse Split of Outstanding Securities.  The Board of Directors of the Company has approved a proposal to implement a reverse split of all of our outstanding securities, including all issued and outstanding shares of common stock, options, warrants and other rights exercisable to purchase or convertible into shares of our equity securities.  We are seeking the approval of our shareholders for a reverse split of any ratio determined by our Board of Directors, up to a maximum of one-for-five (1-for-5).  The reverse split will be implemented when and as determined by our Board of Directors, in its discretion.  The implementation of a reverse split of our outstanding securities requires the approval of our shareholders under applicable state statutory law.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors has voted to nominate two (2) Directors for election to hold office until  their successors are elected and qualified.  Each of the following nominees currently serves as a Director of our Company and has consented to be nominated to serve as a Director of the Company for the following year.

        a.        Nominees:

            In the absence of contrary instructions, the persons named in the accompanying form of Proxy intend to vote all proxies FOR the election of the following nominees:

1.	Clifford L. Neuman

2.	Pete Bloomquist

             Mr. Neuman and Mr. Bloomquist are currently Directors of the Company.

        b.        Recommendations to Shareholders.

              The Global Board of Directors believes that the election of each of the above named nominees is in the best interest of the Global Shareholders, and unanimously recommends a vote FOR Proposal No. 1.

        c.        Votes Required:

               Directors shall be elected by a plurality of the votes present at the meeting either in person or by proxy and entitled to vote on the election of directors.

              The Company's Articles of Incorporation expressly prohibit cumulative voting.  Therefore, the holders of a majority of the Company's shares voting at a meeting at which a quorum is present could elect all of the Directors.  It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

        d.        Information Concerning Directors, Director Nominees and Executive Officers

Name	Age	Position	Director/Officer Since

Clifford L. Neuman	58	Interim President and Director	2002

Pete Bloomquist	49	Secretary/Treasurer and Director	2005

Todd Huss	54	Chief Financial Officer	2006

___________________________

Directors and Director Nominees:

       Clifford L. Neuman has served as a Director of the Company since 1997 and Interim President since January 2006.    Mr. Neuman is a licensed, practicing attorney and the principal in the law firm of Clifford L. Neuman, P.C., with offices located in Boulder, Colorado.  Mr. Neuman received his Bachelor of Arts degree from Trinity College in 1970 and his Juris Doctorate degree from the University of Pennsylvania School of Law in 1973.

       Pete Bloomquist.   From  July 1997 to present, Mr. Bloomquist has been employed by Bathgate Capital Partners LLC  in the corporate finance group.  Bathgate Capital Partners, is a full service investment bank, working with micro-cap companies.  From August 1994 to June 1997 Mr. Bloomquist  was a the Chief Financial Officer and a Director of Global Casinos, Inc.  From May 1989 to August 1994 he was employed by Cohig & Associates, Inc. in the corporate finance group.  Cohig & Associates, Inc. was a full service broker dealer.  From September 1980 to May 1989 Mr. Bloomquist worked for local and national accounting firms in the area of taxation.  He received his Bachelor of Science degree in Business Management with an emphasis in Accounting from the University of Northern Colorado in 1980.

        Each Director will be elected to serve until a successor is duly elected and qualified.

Executive Officers:

      Todd Huss.  Mr. Huss has been the Chief Financial Officer of the Company since January, 2006. Since 2002, Mr. Huss has performed contract accounting services for various public companies. From 1996 to 2002, he served as the Chief Financial Officer for Premier Concepts, Inc., the publicly-traded owner and operator of a national chain of specialty retail jewelry stores. From 1991 to 1995 he served as the Chief Financial Officer for Gardenswartz Sportz, Inc., a privately-held corporation which owned and operated eight full service retail sporting goods stores in New Mexico and Texas. Mr. Huss graduated from California State University-Long Beach in 1984, with a Bachelor of Science degree in business administration and professional accounting, and subsequently worked for KPMG Peat Marwick in its Los Angeles, California, and Albuquerque, New Mexico offices until 1991.

        No family relationship exists between any director or executive officer.

        In 1998, the Securities and Exchange Commission (the "Commission") commenced an administrative proceeding against The Rockies Fund, Inc. and its directors, Stephen G. Calandrella, Clifford C. Thygesen and Charles Powell.  Until 2001, Messrs. Calandrella and Thygesen were also directors of the Company.  In the administrative action, the Commission has alleged certain violations of federal securities laws and regulations by The Rockies Fund, Inc. and its directors.  The allegations involve certain violations of the Investment Company Act of 1940, as amended, under which The Rockies Fund, Inc. is a regulated business development company, as well as violations of the Securities Exchange Act of 1934, as amended, and regulations thereunder arising from certain transactions in the securities of another company unrelated to the Company.  The Rockies Fund, Inc. and its directors have adamantly denied any violations of federal securities laws and have informed the Company that they intend to vigorously defend the matter.  In November 1998, the matter went to hearing before an administrative law judge and a preliminary finding was issued in March 2001.  In its Initial Decision, the Administrative Law Judge found that the Rockies Fund and its directors, including Messrs. Calandrella and Thygesen, had violated federal securities laws.  The matter is presently on appeal.  While there can be no assurance of the ultimate outcome of this matter or its potential effect upon the Company, Management does not believe that it will have an adverse material impact.

       In response to this administrative proceeding and the initial decision of the Administrative Law Judge, Messrs. Calandrella and Thygesen resigned as officers and directors of the Company.  In addition, the restructuring of our gaming operations, the transfer of our gaming license from Global Casinos to Casinos, U.S.A. and other matters addressed in the Astraea Term Sheet were undertaken, in part, at the request of the Division of Gaming in response to the results of this administrative proceeding.  Furthermore, the Division of Gaming requested that Messrs. Jennings and Neuman, while not involved in the administrative proceeding, resign as officers and directors of Casinos, U.S.A. due to their prior affiliations with Messrs. Calandrella and Thygesen.  Effective November 1, 2002, concurrently with the transfer of the gaming license to Casinos, U.S.A., Messrs. Jennings and Neuman resigned as officers and directors of Casinos, U.S.A. and were replaced by Barbara Fahey and Harry Richard, persons unaffiliated with prior management of the Company.

       Other than the foregoing, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

        Except as set forth above, during the last five (5) years no director or officer of the Company has:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

        Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than the Board of Directors believes could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

        2.        Meetings and Committees of the Board of Directors

               a.        Meetings of the Board of Directors

                 During the fiscal year ended June 30, 2006, 15 meetings of the Board of Directors were held, including regularly scheduled, special meetings. All meetings were held either in person, by telephone conference, or by unanimous written consent, and were attended by 100% of the then serving directors.

                 b.        Committees

        The board has the authority to appoint committees to help carry out its duties. In particular, board committee's work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

       During fiscal 2006 the entire Board of Directors assumed all responsibilities of the Audit, Compensation and Nominating Committees.  The board had no formal standing committees, but may create those committees during fiscal 2007.  No member of the Audit, Compensation or Nominating Committees will receive any additional compensation for his service as a member of that Committee.

Audit Committee

       The composition of the audit committee has not been determined.

       Mr. Neuman and Mr. Bloomquist would not be deemed to be "independent" within the meaning of the National Association of Securities Dealers, Inc.'s listing standards.  For this purpose, an audit committee member is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

       During the fiscal year ended June 30, 2006, the board acting as an audit committee, per se,  had no meetings. The board acting in lieu of an audit committee is responsible for accounting and internal control matters.  The board in lieu of an audit committee:

-	reviews with management, the internal auditors and the independent auditors policies and procedures with respect to internal controls;

-	reviews significant accounting matters;

-	approves any significant changes in accounting principles of financial reporting practices;

-	reviews independent auditor services; and

-	recommends the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet with the independent accountants, controller or internal auditor whenever a special situation arises.

       The Audit Committee of the Board of Directors will adopt a written charter, which when adopted will be filed with the Commission.

Compensation Advisory Committee

       The composition of the compensation advisory committee has not been determined. The board of directors performs the duties and responsibilities of a compensation committee.

       The board acting in lieu of a compensation advisory committee did not meet solely as a compensation committee during fiscal 2006.  The board acting in lieu of a compensation advisory committee:

-

recommends the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation advisory committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

-	administers our compensation plans for the same executives;

-	determines equity compensation for all employees;

-	reviews and approves the cash compensation and bonus objectives for the executive officers; and

-	reviews various matters relating to employee compensation and benefits.

Report of the Board in lieu of Audit Committee

The members of the board of directors acting as an Audit Committee submits the following report pursuant to Item 306 or Regulation SB:

1.

The Audit Committee has reviewed and discussed the audited financial statements with management;

2.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

3.

The Audit Committee has received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

4.

Based on the review and discussions referred to in paragraphs (a)(1) through (a)(3) of this Item, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

BOARD OF DIRECTORS

Clifford L. Neuman

Pete Bloomquist

Nomination Process

        The Board of Directors has not appointed a standing nomination committee and does not intend to do so during the current year. The process of determining director nominees has been addressed by the board as a whole, which consists of two members. The board has not adopted a charter to govern the director nomination process.

        Of the currently serving two directors, Messrs. Bloomquist and Neuman would not be deemed to be independent within the meaning of the National Association of Securities Dealers, Inc.'s listing standards.  For this purpose, a director is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

        The board of directors has not adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the board has not received from any security holder a director nominee recommendation.  The board of directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Mr. Clifford L. Neuman, President, at the Company's principal executive offices located in Boulder, Colorado and provide to Mr. Neuman, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 401 of Regulation SB, and a statement of the reasons why the security holder is making the recommendation. Such recommendation must be received by the Company before June 30, 2007.

        The board of directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Company's activities.  In addition, director nominees must agree to submit themselves to the process of becoming licensed by the Colorado Division of Gaming.

        All director nominees identified in this proxy statement were recommended by our President and unanimously approved by the board of directors.

Shareholder Communications

        Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the board of directors to the attention of Mr. Clifford L. Neuman, Interim President, at the principal executive offices of the Company.  The board of directors will consider any such written communication at its next regularly scheduled meeting.

        Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

c.

Director Compensation

Outside members of our Board of Directors are compensated for their services through grants of shares of common stock.  For their services to date, the following directors have received the following numbers of options to purchase shares of our common stock in consideration of their services:

Director	Date of Grant	Option to Purchase Shares of Common Stock	Exercise Price

Clifford L. Neuman	August, 2004	100,000	$0.10

Pete Bloomquist	April, 2006	50,000	$1.00

In April, 2006, Mr. Neuman was granted options to purchase 50,000 shares of common stock at an exercise price of $1.00 in consideration of his services as Interim President.

d.

Code of Ethics

          Our Board of Directors has adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees.  We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics.  Such requests should be made in writing and addressed to Investor Relations, Global Casinos, Inc., 5455 Spine Road, Suite “C”, Boulder CO  80301.  Further, our Code of Business Conduct and Ethics was filed as an exhibit to our annual report on Form 10KSB for the fiscal year ended June 30, 2004, and can be viewed at the SEC website located at www.sec.gov.

        3.        Remuneration and Executive Compensation

        The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Other Annual Compensation ($) (2)	Options SAR (#)
Clifford L. Neuman Interim President	2006	$-0- (1)	$-0-	50,000

Frank L Jennings, President & Chief Financial Officer	2005	$53,113	$-0-	-0-

1.

Mr. Neuman receives no compensation for his services as Interim President.  He provides legal services to the Company, for which he was paid fees for services in the amount of $54,030 and $69,420 for fiscal years 2006 and 2005, respectively.

2.

No executive officer received perquisites and other personal benefits, which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

Company Stock Incentive Plans

       In 1993, the Board of Directors and the Shareholders of the Company adopted the Global Casinos, Inc., Stock Incentive Plan (the "Incentive Plan").  The Incentive Plan allows the Company to grant incentive stock options non-qualified stock options and/or stock purchase rights (collectively "Rights") to officers, employees, former employees and consultants of the Company and its subsidiaries.  Options granted to eligible participants may take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISO's ("Non-Qualified Stock Options" or "NQSO's").  As required by

Section 422 of the Code, the aggregate fair market value (as defined by the Incentive Plan) of the Company's Common Stock (determined as of the date of grant of ISO) with respect to which ISO's granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000.  The foregoing limitation does not apply to NQSO's.  Rights to purchase shares of the Company's Common Stock may also be offered under the Incentive Plan at a purchase price under terms determined by the Incentive Plan Administrator.

       Either the Board of Directors (provided that a majority of Directors are "disinterested" can administer the Incentive Plan, or the Board of Directors may designate a committee comprised of Directors meeting certain requirements to administer the Incentive Plan.  The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards.

       An aggregate of 100,000 shares of the Company's Common Stock is reserved for issuance under the Incentive Plan.  As of June 30, 2006, options to purchase 100,000 shares of Common Stock were issued and outstanding with a weighted average exercise price of $0.14 per share.  No shares were available for future option grants.

     The following table sets forth certain information concerning the granting of stock options during the last completed fiscal year to each of the named executive officers and the terms of such options:

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date

Clifford L. Neuman	50,000	59%	$1.00	2012

     The following table sets forth certain information concerning the exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
AND FY-END OPTIONS/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2) Exercisable/ Unexercisable
Clifford L. Neuman	-0-	-0-	125,000/25,000	$81,000/-0-
Frank L. Jennings	$150,000	$140,000	-0-/-0-	$-0-/-0-

(1)

Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2)

The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

        4.         Compliance With Section 16(a) of the Exchange Act:

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission.  Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during fiscal 2006 and fiscal 2005.  In making this report, the Company has relied on the written representations of its directors and officers or copies of the reports that they have filed with the Commission.  All of these filing requirements were satisfied by its Officers, Directors, and ten- percent holders, except that Mr. Bloomquist failed to file one report in a timely fashion, and Mr. Huss failed to file one report covering one transaction in a timely fashion.  In making these statements, the Company has relied on the written representation of its Directors and Officers or copies of the reports that they have filed with the Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"

THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has selected the firm of Schumacher & Associates, Inc., independent certified public accountants, to serve as auditors for the fiscal year ending June 30, 2007.  Schumacher& Associates, Inc., have been the Company's accountants since June, 2006 and served as our auditor for the fiscal year ended June 30, 2006.  Previously, the firm of Stark, Winter Schenkein & Co., LLP served as auditors for the fiscal years ending June 30, 2004 and June 30, 2005.  It is not expected that a member of Schumacher & Associates, Inc. will be present at the Annual Meeting and that a member of that firm will be available to either make a statement or respond to appropriate questions.  Ratification of the selection of our auditors is not required under the laws of the State of Utah, or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

CHANGES IN CERTIFYING ACCOUNTANT

      Effective June 9, 2006, the Company’s Board of Directors dismissed Stark, Winter Schenkein & Co. LLP, as independent auditors of the Company.  The Board of Directors approved the dismissal; as there is no standing audit committee of the Board.  The audit reports of Stark, Winter Schenkein & Co. LLP on the financial statements of the Company as of and for the years ended June 30, 2002, 2003, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were qualified or modified as to audit scope or accounting principles except that the reports of Stark, Winter Schenkein & Co. LLP on the financial statements of the Company as of and for the fiscal years ended June 30, 2002, 2003 and 2004 each contained an emphasis paragraph as to the uncertainty of the Company's ability to continue as a going concern.

       Effective June 9, 2006, the Company's Board of Directors approved the appointment of Schumacher & Associates, Inc., to serve as the Company's independent accountant to audit the Company's financial statements.  Prior to its engagement as the Company's independent accountant, the Company had not consulted Schumacher & Associates, Inc., with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of Schumacher & Associates, Inc., was effective on June 9, 2006.

        In connection with the audits of the Company's financial statements for the fiscal years ended June 30, 2002, 2003, 2004 and 2005, and in connection with the subsequent period up to June 9, 2006 (the date of dismissal), there were no disagreements with Stark, Winter Schenkein & Co. LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Stark, Winter Schenkein & Co. LLP would have caused Stark, Winter Schenkein & Co. LLP to make reference to the matter in its report of the financial statements for such years; and there were no reportable events as defined in Item 304(a) (1) (iv) (B) of Regulation S-B. Stark, Winter Schenkein & Co. LLP has not reported on financial statements for any periods subsequent to June 30, 2005.

     The Company’s current accountants, Schumacher & Associates, Inc., did not submit any bills for services during fiscal 2006. The following table details the aggregate fees estimated by Schumacher & Associates, Inc., its principal accountant, for 2006, for:

*	Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;

*	Financial information systems design and implementation; and

*	All other services:

2006
Audit fees - audit of annual financial statements and review of financial statements included in our quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings.	$28,000

Audit-related fees - related to the performance of audit or review of financial statements not reported under "audit fees" above	-0-

Tax fees - tax compliance, tax advice and tax planning	-0-

All other fees - services provided by our principal accountants other than those identified above	-0-

Total fees paid or accrued to our principal accountants	$28,000

        The following table details aggregate fees billed for fiscal year ended June 30, 2005 and June 30, 2006 by Stark Winter Schenkein & Co. LLP, for:

*	Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;

*	Financial information systems design and implementation; and

*	All other services:

	2006	2005
Audit fees - audit of annual financial statements and review of financial statements included in our quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings.	$30,735	$28,250

Audit-related fees - related to the performance of audit or review of financial statements not reported under "audit fees" above	-0-	-0-

Tax fees - tax compliance, tax advice and tax planning	-0-	-0-

All other fees - services provided by our principal accountants other than those identified above	-0-	-0-

Total fees paid or accrued to our principal accountants	$30,735	$28,250

        Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with either Schumacher & Associates, Inc. or Stark, Winter, Schenkein & Co. LLP’s independence.

        Votes Required.

        Ratification of the selection of Schumacher & Associates, Inc. to serve as auditors for the fiscal year ending June 30, 2006 will require an affirmative vote of a majority of the outstanding shares of common stock of the Company represented in person or by proxy at the Annual Meeting and voting on this Proposal.

        Management Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE SELECTION OF SCHUMACHER & ASSOCIATES, INC.

PROPOSAL NO. 3

REVERSE STOCK SPLIT

Summary of Proposal

        We are seeking your authorization to undertake, at our discretion in the future, up to a one-for-five (1-for-5) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock.  The authorization sought in this Proposal No. 3 would grant the Board of Directors additional authority to implement through one or more additional reverse splits a further recapitalization of our outstanding securities, not to exceed in the aggregate a reverse split of one-for-five (1-for-5).  We request your approval to effect a Reverse Split of our securities at such time in the future as we may determine, in our sole discretion, to be in the best interest of the Company and our shareholders.  Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.

        If our shareholders approve the Reverse Split as currently described, we will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of the our shareholders.  If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

        The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

        The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock.  The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor.  For example, if we implement a one-for-two (1-for-2) Reverse Split, an option, warrant or other right exercisable or convertible into 1,000 shares of our Common Stock at an exercise price or conversion value of $1.00 per share immediately before implementation of the Reverse Split would be exercisable or convertible into 500 shares of our Common Stock at an exercise price or conversion value of $2.00 per share immediately after implementation of the Reverse Split.  All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our common stock shall remain unchanged.

        We believe that approval of the Reverse Split is in the best interest of the Company and our shareholders for several reasons.  First, our Common Stock is not currently listed on the Nasdaq Capital Market ("Nasdaq") or the American Stock Exchange (“AMEX”).  In order to qualify for initial inclusion on Nasdaq, it is necessary to qualify under Nasdaq's initial inclusion criteria that include, among other things, the requirement that our Common Stock maintain a minimum bid price of $4.00 per share and a market value of the public float of our securities of at least $5,000,000. To qualify for trading on the AMEX, our stock price must be at least  $3.00 per share, and there are other quantitative requirements that must be met.  As of the date of this Proxy Statement, we do not satisfy either of these criteria.  As a result, it may be necessary to implement a reverse split of our Common Stock in order to meet the Nasdaq or AMEX  initial inclusion criteria should the Board of Directors determine that we satisfy the other listing criteria and would otherwise be eligible for trading on Nasdaq or the AMEX.

       Additionally, we believe that a Reverse Split, which will result in a higher per share trading price of our Common Stock, will enable us to attract additional interest in our Common Stock from the investment community, and particularly market-makers.  Numerous broker-dealers and investment bankers require that a company's common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security.  As a result, we believe that the Reverse Split has the potential of improving the liquidity of the public market for our Common Stock.

Principal Effects of the Reverse Stock Split

       If approved and implemented, the principal effects of a reverse stock split would include the following:

•	Depending upon the ratio for the reverse stock split selected by the board, up to every five (5) outstanding shares of the common stock will be combined into one new share of common stock;

•	The number of shares of common stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the board;

•

The number of shares of common stock into which each outstanding share of preferred stock is convertible will automatically be reduced proportionately, and the per share conversion price shall be correspondingly increased, based on the ratio selected by the board;

•	The total number of shares of common stock and preferred stock the company is authorized to issue will be unchanged;

•

Appropriate adjustments will be made to stock options exercisable for shares of common stock granted under the company’s stock option plans to maintain the economic value of the awards, based upon the ratio selected by the board;

•

The number of shares reserved for issuance under the company’s stock option plans will be reduced proportionately based upon the ratio selected by the board (and any other appropriate adjustments or modifications will be made under the plans); and,

•

Proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for the common shares upon exercise of such options or warrants immediately preceding the reverse stock split.

       The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

The reverse stock split will be effected simultaneously for all of our common stock and the exchange number will be the same for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below,  fractional shares resulting from the reverse split will be rounded up to the nearest whole share.. Such cash payments will reduce the number of post-split shareholders to the extent there are shareholders presently holding fewer than three shares. However, this is not the purpose of the reverse stock split. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse stock split.

The following table summarizes the company’s capitalization, as of September 30, 2006, before and after giving effect to a hypothetical reverse stock split of one-for-three (1 for 3):

	Prior to Reverse Stock Split		After Reverse Stock Split
	Common Stock	Preferred Stock	Common Stock	Preferred Stock

Authorized Shares	50,000,000	10,000,000	50,000,000	10,000,000
Shares Issued and Outstanding	5,152,907	200,500	1,717,636	66,833
Shares Reserved for Future Issuance:
Equity Compensation Plans	100,000	-0-	33,333	-0-
Options	135,000	-0-	54,333	-0-
Shares Available for Future Issuance	44,612,093	9,799,500	48,194,698	9,933,167

       (1) Does not reflect the rounding up of fractional shares to the nearest whole share.

Reasons for the Reverse Split

     The reverse split is primarily intended to increase the company’s per share stock price to assist the company to be listed on either the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) or the American Stock Exchange and to increase the attractiveness of the common stock to prospective investors and the financial community. Currently, the common stock is traded on the Over-The-Counter (“OTC”) Electronic Bulletin Board or the “pink sheets” (under the symbol “GBCS”). The closing price for the common stock as reported on the OTC Electronic Bulletin Board during the period from January 1, 2006 to October 31, 2006 has ranged from a high of $1.75 to a low of $0.86. The closing price on November ____, 2006 was $_______.

     The requirements for an initial listing on the NASDAQ Capital Market are as follows:

•

either (a) stockholders’ equity of $5,000,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $750,000, or (c) market capitalization of $50,000,000 for 90 consecutive trading days prior to applying for listing;

•	a public float of 1 million shares;

•	a market value of public float of $5,000,000;

•	a minimum bid price of $4.00 per share for 90 consecutive trading days prior to applying for listing;

•	at least three market makers;

•	at least 300 round lot stockholders; and

•	compliance with NASDAQ corporate governance rules.

  The requirements for an initial listing on the AMEX are as follows:

•

either (a) stockholders’ equity of $4,000,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $750,000, or (c) market capitalization of $15,000,000 for 90 consecutive trading days prior to applying for listing;

•	a minimum bid price of $3.00 per share for 90 consecutive trading days prior to applying for listing; and,

•	compliance with AMEX corporate governance rules.

     The board believes that it is in the best interest of the company and its stockholders to approve the reverse split proposal in order give the board the authority to implement a reverse split intended to increase the company’s bid price. The company does not currently comply with the requirements for initial listing on either the NASDAQ Capital Market or the American Stock Exchange under any of the alternative listing standards.  The company, therefore, cannot assure its stockholders that it will qualify for such a listing after the reverse split or at any other time in the future.

     In reaching its decision to seek and recommend a reverse stock split, the board considered, among many other factors, the consequences of being listed on the OTC Electronic Bulletin Board, including decreased liquidity and marketability of shares of the common stock. Investors often find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock on the OTC Electronic Bulletin Board. For the above reasons, the company believes that current and prospective investors will view an investment in the common stock more favorably if the shares are listed on the NASDAQ Capital Market or the American Stock Exchange than if the common stock trades on the OTC Electronic Bulletin Board.

     The board believes that the reverse split and anticipated increase in the per share price of the common stock should also enhance the acceptability and marketability of the common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the common stock.

     Although the board believes that a reverse split may be in the best interests of the company and its stockholders, if implemented, the reverse split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, a reverse split might make it more difficult for the company to meet other requirements for initial listing on the NASDAQ Capital Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

     The company cannot assure you that the reverse split will have any of the desired consequences described above.

Certain Risk Factors Associated with the Reverse Split

     There can be no assurance that the total market capitalization of the company’s common stock (the aggregate value of all the company’s common stock at the then market price) after the proposed reverse split will be equal to or greater than the total market capitalization before the proposed reverse split or that the per share market price of the company’s common stock following the reverse split will either equal or exceed the current per share market price.

     There can be no assurance that the market price per new share of the company’s common stock after the reverse split will remain unchanged or increase in proportion to the reduction in the number of old shares of the company’s common stock outstanding before the reverse split. Accordingly, the total market capitalization of the company’s common stock after the proposed reverse split may be lower than the total market capitalization before the proposed reverse split and, in the future, the market price of the company’s common stock following the reverse split may not exceed or remain higher than the market price prior to the proposed reverse split.

     If the reverse split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the company’s common stock may not improve.

     While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the company’s common stock may not necessarily improve.

     A decline in the market price of the company’s common stock after the reverse split may result in a greater percentage decline than would occur in the absence of a reverse split, and the liquidity of the company’s common stock could be adversely affected following such a reverse split.

     If the reverse split is effected and the market price of the company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse split. The market price of the company’s common stock will, however, also be based on the company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the reverse split could adversely affect the liquidity of the company’s common stock.

     If the reverse split is effected, there is no assurance that the company will comply with the initial listing requirements of the NASDAQ Capital Market or the American Stock Exchange.

Determination of Reverse Split Ratio

     In asking the stockholders to approve the reverse split, the board is also asking the stockholders to grant to the board the authority to set the ratio for the reverse split (provided it is not greater than 1:5) immediately prior to the consummation of the reverse split. Fluctuations in the market price of the company’s common stock prior to the time that the company could effect the reverse split require that the board have the flexibility to set the exact ratio of the reverse split (provided it is not greater than 1:5)

immediately prior to the consummation of the reverse split in order to attempt to achieve the objectives of the reverse split. The board will set the ratio for the reverse split, delay or abandon the reverse split as it determines is advisable considering relevant market conditions from time to time. If the company is able to complete a significant placement of securities with one or more institutional investors in the foreseeable future, the company anticipates that it will consult with those institutional investors at the time of the private placement with respect to the appropriate reverse split ratio. The board believes that approval of this discretion, rather than approval of a specific ratio, provides the board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the company, and to therefore act in the best interests of the company and its stockholders. In setting the ratio for the reverse split, the intention of the board is to increase the stock price to a price that will best accomplish the goals of the reverse split, as discussed above.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

     If stockholders approve the proposal and the board decides to implement a reverse stock split, the company will not be required to file with the Secretary of State of the State of Utah a certificate of amendment to the company’s Certificate of Incorporation (as previously amended). A reverse stock split will become effective at the time and on the date approved by the NASD for trading of our common stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

     Some of the company’s registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the company’s transfer agent, Corporate Stock Transfer, Inc. (the “Transfer Agent”), as soon as practicable after the effective date of the reverse split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the common stock (“Old Certificates”) to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of common stock as a result of the reverse split (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

     Stockholders will then receive a New Certificate or certificates representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the reverse split (“New Common Stock”). Until surrendered, outstanding Old Certificates held by stockholders will be deemed to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

     Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

     If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s).

     All expenses of the exchange will be borne by the company.

     Stockholders should not destroy any stock certificate(s). You should not send your Old Certificates to the Transfer Agent until you have received the letter of transmittal.

Effect on the Company’s Stock Options and Warrants

     The number of shares reserved for issuance under the company’s outstanding options will be reduced proportionately based on the reverse split ratio selected by the board. In addition, the number of shares issuable upon the exercise of options outstanding under any of those derivative securities will be decreased and the exercise price for such options will be increased based on the reverse split ratio selected by the board and according to the requirements of the Code. In connection with the reverse split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded up to the nearest whole share.

     The number of shares of common stock issuable upon the exercise of the company’s outstanding warrants will be proportionately decreased and the exercise price for such warrants will be proportionately increased, in each case based on the reverse split ratio selected by the board.

No Fractional Shares

     No scrip or fractional share certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

     The reverse stock split would not change the number of authorized shares of our common stock designated in our Articles. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares available for issuance under our authorized pool of common stock would increase from approximately 44,612,093 million shares to 48,194,698 million shares, assuming a hypothetical one-for-three reverse split.

     These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. We have no present plan, commitment, arrangement, understanding or agreement regarding issuance of these additional shares of common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the company.

Potential Anti-Takeover Effect

     The proposed reverse stock split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Utah law, it could be possible to use the additional shares of common stock that would become available for issuance if the reverse stock split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The reverse stock split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the company.

     Our Articles and restated bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the reverse stock split.

Other Effects on Outstanding Shares

     If a reverse stock split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

     In addition, the reverse stock split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Effects of the Reverse Stock Split

     Following the effective time of the reverse stock split, the par value of our common stock will remain at $.05 per share. The number of outstanding shares of common stock will be reduced by a factor of up to 80%, not taking into account additional shares that may be issued as a result of rounding up to the nearest whole share any fractional shares that otherwise would result from the reverse stock split. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in our financial statements will be restated to reflect the reverse stock split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

Public Trading – New Ticker Symbol

     If our shareholders approve the reverse split and our board of directors subsequently elects to implement a reverse split, it is likely that the reverse split will be implemented at a point in time when the Company’s shares of common stock are still trading on the Over-The-Counter Market and quoted on the OTC Electronic Bulletin Board or on the pink sheets.  As a result, in order to implement a reverse split, our board of directors will be required to notify the NASD of the reverse split, the desired reverse split ratio, and other information that the NASD will require in order to approve and implement the split.  In addition, the Company will notify the NASD of the effective date of the reverse split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders.  Once the NASD has approved the reverse split, it will assign to the Company’s post reverse split common stock a new trading ticker symbol.  We have no way to request any particular ticker symbol and no way to influence the NASD’s selection of a new ticker symbol for our post reverse split shares.  Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our shareholders and other members of the investment community of the effective date of the reverse split and the Company’s new post-split ticker symbol.  On the effective date of the reverse split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of common stock will reflect the post reverse split ratios.

No Appraisal Rights

     Stockholders do not have appraisal rights under Utah Revised Business Corporation Act or under the company’s Certificate of Incorporation (as amended) in connection with a reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

     The company reserves the right to abandon a reverse stock split without further action by the stockholders at any time before the effectiveness of the reverse split, even if the authority to effect a reverse stock split has been approved by the stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the board to determine not to proceed with, and abandon, a reverse stock split if it should so decide.

Circular 230 Tax Disclosures

     Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split”.  These discussions are based upon the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions to not address all federal income tax consequences that may be relevant to a particular holder of shares of common stock or options or warrants to acquire common stock, or any foreign, state or local tax considerations.

     The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of common stock and warrants and options to acquire common stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Stock Split

     The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

     The company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•	The company will not recognize any gain or loss as a result of the reverse stock split.

•	Stockholders will not recognize any gain or loss as a result of the reverse stock split.

•

The aggregate adjusted basis of the shares of each class of the common stock held following the reverse stock split will be equal to the stockholder’s aggregate adjusted basis immediately prior to the reverse stock split.

•

A stockholder’s holding period for the common stock the stockholder continues to hold after the reverse stock split will include the holding period for the common stock held immediately prior to the reverse stock split.

          The company’s beliefs regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, the company urges stockholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the reverse stock split.

     The following discussion addresses the material federal income tax consequences of the reverse split that are applicable to holders of shares of the company’s common stock.

Required Vote for the Reverse Split

     Approval of the reverse stock split requires the affirmative vote of a majority of the shares of common stock present and voting on the proposal.  Abstentions on the reverse stock split proposal has the effect of a negative vote on that proposal, but broker non-votes are not counted for purposes of the proposal.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE PROPOSED REVERSE

STOCK SPLIT IS IN THE BEST INTEREST OF THE COMPANY'S SHAREHOLDERS AND

 UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THIS

 PROPOSAL AT THE MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our common stock by:

*	each person who beneficially owns more than 5% of the common stock;
*	each of our executive officers named in the Management section;
*	each of our Directors; and
*	all executive officers and Directors as a group.

The table shows the number of shares owned as of November 1, 2006 and the percentage of outstanding common stock owned as of November 1, 2006.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

Title	Name & Address	Shares Beneficially Owned
Of Class	of Beneficial Owner (1)	Number	Percent(2)
Common Stock	Clifford L. Neuman 1507 Pine Street Boulder, Colorado 80302	522,500 (3)	9.9%

	Pete Bloomquist	90,897 (4)	1.8%

	Todd Huss	29,547 (5)	0.6%

	All Officers and Directors as a Group (3 Persons)	642,944	12.0%

(1)        Unless otherwise stated, the beneficial owner's address is 5455 Spine Road, Suite “C”, Boulder, CO  80301.

(2)        Shares not outstanding but beneficially owned by virtue of the individuals’ right to acquire them as of the date of this Proxy Statement or within sixty days of such date, are treated as outstanding when determining the percent of the class owned by such individual.

(3)        Includes 185,000 shares of common stock owned individually; 100,000 shares of common stock owned of record by Ratna Enterprises, LLC, of which Mr. Neuman is a Manager and Member; and, 100,000 shares of common stock owned of record by Sovereign Capital, LLC, of which Mr. Neuman is a Manager.  Mr. Neuman disclaims beneficial ownership of the shares held of record by Sovereign Capital, LLC for purposes of Section 16 under the Exchange Act.  Also includes options exercisable to purchase an aggregate of 137,500 shares at prices ranging from $0.10 per share to $1.00 per share.  Does not include options exercisable to purchase an additional 12,500 shares of common stock at an exercise price of $1.00 per share which have not vested as of the date of this proxy statement.

(4)        Includes 1,917 shares owned individually, 51,480 shares owned of record by the Bloomquist Family Partnership, of which Mr. Bloomquist is a General Partner and 50% equity holder, and options exercisable to purchase 25,000 shares at an exercise price of $1.00 per share.  Does not include options exercisable to purchase an additional 25,000 shares at an exercise price of $1.00 per share which have not yet vested.

(5)        Includes 3,297 shares of common stock owned individually, and options exercisable to purchase 17,500 shares of common stock at an exercise price of $1.00 per share.  Does not include options exercisable to purchase an additional 17,500 shares of common stock at an exercise price of $1.00 per share which have not yet vested.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       Throughout its history, the Company has experienced shortages in working capital and has relied, from time to time, upon loans from affiliates to meet immediate cash demands.  There can be no assurance that these affiliates or other related parties will continue to provide funds to the Company in the future, as there is no legal obligation to provide such loans.

       In August 2004, three affiliates of the Company converted an aggregate of $60,000 in accrued and unpaid fees into shares of the Company's common stock at a conversion price of $.20 per share.  Frank L. Jennings, the Company's CEO and CFO, converted $20,000 in accrued and unpaid fees for financial and accounting services; Clifford L. Neuman converted $20,000 in accrued and unpaid legal fees and Gunpark Management, LLC converted $20,000 in accrued and unpaid administrative fees.  Frank L. Jennings is a 50% managing member of Gunpark Management, LLC.

       In August 2004, Messrs. Jennings and Neuman were each granted non-qualified stock options exercisable to purchase 100,000 shares of common stock at an exercise price of $.10 per share.  These options were granted in consideration of their services as directors of the Company since the years 2001 and 1997, respectively.

     In April 2006, Messrs. Neuman and Bloomquist were each granted non-qualified options exercisable to purchase 50,000 shares of common stock, and Mr. Huss was granted non-qualified options exercisable to purchase 35,000 shares common stock, all at an exercise price of $1.00 per share. The exercise price was at least 100% of the market price on the date of grant. The options were, as to each grant, 25% vested upon grant and 25% to vest on June 30, September 30 and December 31, 2006.

OTHER MATTERS

        The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above.  If, however, any other matters properly come before the Annual Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

        Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly.  Your vote is important.  If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.

GLOBAL CASINOS, INC.

By:______________________________________
Pete Bloomquist, Secretary

Shareholder Proposals For The 2007 Annual Meeting

        If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Company with respect to the 2007 Annual Meeting of Shareholders, the proposal must be presented to the Company's management prior to June 30, 2007, along with proof of common stock ownership in the Company.  If, however, notwithstanding the foregoing deadline, a proposal is brought before the Meeting, then under the proxy rules of the Securities and Exchange Commission the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the person selected by management to vote the proxies.  If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules.  In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by overnight courier to Global Casinos, Inc., 5455 Spine Road, Suite “C”, Boulder, CO  80301, Attn:  Clifford L. Neuman, President.